Exhibit 99.2

Second Quarter 2007

Earnings Conference Call

August 30, 2006

Forward Looking Statements

This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, TiVo’s business development strategies, current and future partnerships, the expected future deployment and availability of the TiVo service, future TiVo service features and advertising technologies, and other factors that may affect future earnings or financial results. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development and deployment of competitive service offerings and a lack of market acceptance of the TiVo service, as well as the “Factors That May Affect Future Operating Results” included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

Agenda

Tom Rogers, President & Chief Executive Officer

- Highlights

- Sales & Marketing Efforts

- Distribution Update and MSO Plans

- Product Differentiation

- Litigation

Steve Sordello, Senior Vice President & Chief Financial Officer

Stuart West, Vice President Finance

- Financial and Operational Highlights

- Financial Guidance

Q&A

Highlights

30% Service & Technology Revenue Growth

Over 4.4 million subscriptions

Advertising revenues doubles in Q2

3,000 RadioShack stores to distribute TiVo

Cox Distribution Deal

BellSouth Distribution Deal

EchoStar Litigation

Sales & Marketing

TiVo.com on-line sales climb to 33% of total sales

- Improves margins

Special offer for three-year bundled pricing

- Substantially adds subs

- Increases cash balance

- Positively impacts churn

Dual Tuner

- 54% of new subs

Churn at 0.9%

Distribution

RadioShack

- Rollout to 3,000 stores Nationwide

Cox Distribution Agreement

- DVR – Software Upgrade to Cable Box

- TiVo Interactive Advertising Service

- 4th Largest MSO

Comcast

- Plan to have the product available in trials before the end of 2006

- Broad distribution in early 2007

- Over 23 mm cable subscribers

BellSouth

- First DSL provider to offer TiVo-standalone DVR

Differentiation

Dual Tuner

- Solid product reviews

- Retail Channel Rolled-out – May 2006

- 54% of new subs

Roll-out of

- Parental Control — Provides parents with freedom and flexibility to choose quality programming for children – while giving kids choice

Partners — >4 million members

- Growing number of religious and political leaders

Differentiation

TiVoCast

- Broadband video directly to television set

- Early content providers include: National Basketball Association, The New York Times, Heavy, iVillage and CNET

TiVo® Guru Guide Recommendations

- Delivering weekly programming recommended by editorial experts at:

- Sports Illustrated - Automobile

- Star Magazine - Billboard

- Entertainment Weekly

Advertising

Advertising revenue doubles in Q2

Omnicom Media Group

- Now have comprehensive deals with two of the three top advertising holding companies

- Relationship includes purchasing of key research

TiVo Audience Research & Measurement

- Second by second analysis of commercial viewing

- Demographic overlays

TiVo Advertising Advisory Council

- Represent 95% of Television Media Buyers

EchoStar Lawsuit Victory

Jury Verdict

- Found willful infringement of patent

- Awarded almost $74 million

- Prejudgment interest of approximately $5.6 million

- Supplemental damages for infringement of approximately $10.3 million

- TOTAL: Over $89.6 million

Motion granted for permanent injunction

Motion granted to stay litigation EchoStar filed against TiVo

Agenda

Tom Rogers, President & Chief Executive Officer

Highlights

Sales & Marketing Efforts

Distribution Update and MSO Plans

Product Differentiation

Litigation

Steve Sordello, Senior Vice President & Chief Financial Officer

Stuart West, Vice President Finance

Financial and Operational Highlights

Financial Guidance

Q&A

Tom Rogers, President & Chief Executive Officer

Stuart West, Vice President Finance

Steve Sordello, Senior Vice President & Chief Financial Officer

Matt Zinn, General Counsel

Q2 Financial Metrics

($ ‘s in MMs except per share data)

Service and technology revenues

Costs of service and tech revs

Service & tech margin

Total acquisition costs 1(S&M, rebates, HW) Research and development General, administrative & legal Interest & taxes

Total spending

Net income/(loss)

EPS

Cash flow from operations

Ending Cash and Short-term Investments Ending Inventory

Q2 FY07 ending Q2 FY06 Adjusted ending July 31, 2006 July 31, 2005

$53

($13) $40

($ 23)

($ 13)

($ 11) $1

($ 46)

($ 6)

($ 0.07)

($18) $75 $18

$41

($8) $33

($ 17)

($ 10)

($8) $1

($ 34)

($ 1)

($ 0.01)

($6) $104 $20

1For complete definitions and reconciliations, please see TiVo’s Second Quarter 2007 Press Release Dated August 30, 2006 and quarterly and annual SEC Filings. We define Total Acquisition Costs (TAC) as the sum of sales and marketing expenses, rebates, revenue share, and other payments to channel, minus hardware gross margin (defined as hardware revenues less cost of hardware revenues ).

Operational Highlights

TiVo-Owned Subscription Gross Additions

TiVo-Owned Monthly Churn

TiVo-Owned Subscription Net Additions

TiVo-Owned ARPU

74,000 0.9% 30,000 $8.88

Churn – % of Subscriptions cancelled

ARPU – Average Revenue Per Subscription

1 For definitions and reconciliations, please see TiVo’s Second Quarter 2007 Press Release Dated August 30, 2006 and quarterly and annual SEC Filings.

Subscription Acquisition Costs

SAC (current quarter)

SAC (trailing 12 months)

$300 $250 $200 $150 $100 $50 $0

$139 $174 $182 $180 $180 $180 $196 $213 $229 $320

Jul ‘04 Oct ‘04 Jan ‘05 Apr ‘05 Jul ‘05 Oct ‘05 Jan ‘06 Apr ‘06 Jul ‘06

1 For definitions and reconciliations, please see TiVo’s Second Quarter 2007 Press Release Dated August 30, 2006 and quarterly and annual SEC Filings.

Average Revenue Per TiVo-Owned Subscription

ARPU

$9 $8

Jul ‘04 Oct ‘04 Jan ‘05 Apr ‘05 Jul ‘05 Oct ‘05 Jan ‘06 Apr ‘06 Jul ‘06

$8.88

1 For definitions and reconciliations, please see TiVo’s Second Quarter 2007 Press Release Dated August 30, 2006 and quarterly and annual SEC Filings.

Guidance - Q3’07

Q3 Service and Tech Revenues $54 - $56

Q3 Net Loss $(12) - $(17) mm

1 For definitions and reconciliations, please see TiVo’s Second Quarter 2007 Press Release Dated August 30, 2006 and quarterly and annual SEC Filings.

Agenda

Tom Rogers, President & Chief Executive Officer

Highlights

Sales & Marketing Efforts

Distribution Update and MSO Plans

Product Differentiation

Litigation

Steve Sordello, Senior Vice President & Chief Financial Officer

Stuart West, Vice President Finance

Financial and Operational Highlights

Financial Guidance

Q&A

Tom Rogers, President & Chief Executive Officer

Stuart West, Vice President Finance

Steve Sordello, Senior Vice President & Chief Financial Officer

Matt Zinn, General Counsel